UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1 to

Registration Statement on Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2086934
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Tangible Equity Units	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-163110

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Beazer Homes USA, Inc. (the “Company”) hereby amends, by updating the exhibit list as set forth below, its Form 8-A filed with the Securities and Exchange Commission on May 5, 2010.

Item 2.	Exhibits.

1.	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on December 2, 2008)

2.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on May 3, 2010)

3.	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-12822) filed on July 1, 2008)

4.	Registration Statement on Form S-3 (Registration No. 333-163110) (incorporated herein by reference filed on November 13, 2009, as amended on December 16, 2009)

5.	Indenture, between the Company and U.S. Bank National Association as trustee, dated April 17, 2002 (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-4 (File No. 333-92470) filed on July 16, 2002)

6.	Purchase Contract Agreement, between the Company and U.S. Bank National Association, dated May 10, 2010 (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12822) filed on May 10, 2010)

7.	Form of Unit (included in Exhibit 6 herein)

8.	Form of Purchase Contract (included in Exhibit 6 herein)

9.	Twelfth Supplemental Indenture, between the Company and U.S. Bank National Association as trustee, dated May 10, 2010 (incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12822) filed on May 10, 2010)

10.	Form of Amortizing Note (included in Exhibit 9 herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEAZER HOMES USA, INC.

Date: May 10, 2010	By:	/S/ KENNETH F. KHOURY
Kenneth F. Khoury
Executive Vice President, General
Counsel and Corporate Secretary